COMPUTATION OF INCOME PER SHARE

                                                   Three Months               Nine Months
                                             Ended September 30,       Ended September 30,
                                              1997         1996         1997         1996
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PRIMARY
Average shares outstanding ..........    6,503,470    6,534,112    6,508,398    6,545,112

Net effect of dilutive stock options-
based on the treasury stock method
using average market price ..........      144,367       18,780      104,536        8,673
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                                         6,647,837    6,552,892    6,612,934    6,553,785
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Net income (in thousands) ...........   $    1,233   $      924   $    3,514   $    2,669
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Per share amount ....................   $      .19   $      .14   $      .53   $      .41
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